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                                                                    EXHIBIT 11.1

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

                                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                                              ------------------------------      ------------------------------
                                                                  1997              1996               1997              1996
                                                              ------------      ------------      ------------      ------------
Weighted Average Common and Common Equivalent Shares:
  Series A Preferred Stock                                            --                --                --             994,677
  Series B Preferred Stock                                            --                --                --           1,614,046
  Common Stock                                                  10,175,426        10,008,542        10,121,499         5,720,538
  Common Stock Options                                                --                --                --             457,981
  Warrants                                                            --                --                --               2,142
                                                              ------------      ------------      ------------      ------------
                                                                10,175,426      $ 10,008,542      $ 10,121,499      $  8,789,384
                                                              ============      ============      ============      ============

Net Loss                                                      $   (763,000)     $   (246,000)     $ (3,052,000)     $ (5,085,000)
                                                              ============      ============      ============      ============

Pro Forma net loss per common and common equivalent share     $      (0.07)     $      (0.02)     $      (0.30)            (0.58)
                                                              ============      ============      ============      ============
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